Exhibit 99
FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS SECOND QUARTER RESULTS
-Q2 Net Income Increased 39% and Fully-Diluted EPS Increased 44% to $0.13-
-Merchandise Revenue Increased 17.8% to $346.5 Million-
-Q2 Total Revenue Increased 12.6% to a Record $387.3 Million-
-Company Reiterates Mid-teens Growth Rate Targets-

SIDNEY, Neb. (August 3, 2006) - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its second fiscal quarter ended July 1, 2006.

Total revenue for the second quarter of fiscal 2006 increased 12.6% to a record $387.3 million compared to $343.9 million for the same period last year. Merchandise revenue for the second quarter of fiscal 2006 increased 17.8% to $346.5 million compared to $294.1 million for the same period last year. Due to a significant land sale in the second quarter of fiscal 2005, total revenue for the second quarter of fiscal 2006 grew slower than merchandise revenue. Second quarter net income was $8.4 million, or $0.13 per diluted share, compared to $6.0 million, or $0.09 per diluted share for the same period a year ago.

During the second quarter of fiscal 2006, direct revenue increased 5.7% to $195 million. Total retail revenue for the quarter increased 38.1% to $151.5 million. Same store sales for the quarter decreased 0.6%, as the Company’s Owatonna, Minnesota, store continues to be impacted by the Company’s new store in Rogers, Minnesota, which opened in October 2005. Financial services revenue increased 20.4% to $33 million for the second quarter of fiscal 2006.

Gross profit as a percentage of consolidated revenue increased to 40.8% in the second quarter of fiscal 2006 from 39.3% in the second quarter of fiscal 2005. Operating income as a percentage of consolidated revenue increased to 3.8% in the second quarter of fiscal 2006 from 2.6% in the second quarter of fiscal 2005.

“During the second quarter, we generated solid growth in all three of our main operating segments,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “We were particularly pleased with our ability to translate revenue growth of approximately 13% to a more than 40% increase in earnings per share. Our strong second quarter results are a testament to the power of our brand, the compelling nature of our operating model and the high level of execution from our entire organization.”

“We also had a very productive quarter from a strategic standpoint,” Highby continued. “During the quarter, we:

•	announced plans to build a new store in Hammond, Indiana;
•	received $53 million from the monetization of certain bonds related to our Wheeling, West Virginia, store and distribution center; and
•
grew inventory levels at a slower rate than merchandise sales as our new replenishment system significantly improved inventory levels at our retail stores. Inventory at our comparable stores declined 11.3% compared to the end of our second quarter last year.”

Mr. Highby concluded, “As we enter the second half of the year, we are confident that we will achieve our long-term top and bottom line mid-teens growth rate targets for fiscal 2006. We remain focused on successfully executing our strategic plan and further building our leadership position in the industry.”

The Company also noted that it currently is reviewing its prior accounting policies related to the classification of certain short-term investments as cash equivalents and its corresponding presentation in the statements of cash flows. The Company does not expect this review to have any impact on net income, total assets, stockholders’ equity, or earnings per share.

Conference Call Information

A conference call to discuss second quarter fiscal 2006 operating results is scheduled for today (Thursday, August 3) at 4:30 PM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s Club® VISA credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements included, but are not limited to, the Company’s statements regarding the achievement of the Company’s long-term growth rate targets for fiscal 2006, the Company’s plans to build a new store in Hammond, Indiana, and the Company’s expectation that its review of its prior accounting policies related to the classification of certain short-term investments as cash equivalents will not have any impact on net income, total assets, stockholders’ equity, or earnings per share. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable purchase, lease and/or economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing or remaining at current levels; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of the current interchange litigation against VISA; the results of the Company’s review of its prior accounting policies related to the classification of certain short-term investments as cash equivalents; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 31, 2005), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollar Amounts in Thousands Except Share and Per Share Amounts) (Unaudited)

ASSETS	July 1, 2006	December 31, 2005

CURRENT ASSETS:
Cash and cash equivalents	$117,658	$86,923
Short-term investments	3,000	-
Accounts receivable	30,037	35,342
Credit card loans held for sale	90,861	77,690
Credit card loans receivable	13,996	11,968
Inventories	461,805	396,635
Prepaid expenses and deferred catalog costs	43,846	42,725
Other current assets	47,633	42,744
Total current assets	808,836	694,027

PROPERTY AND EQUIPMENT, NET	544,215	459,622

OTHER ASSETS:
Marketable securities	109,515	145,744
Other	65,376	66,887
Total other assets	174,891	212,631

Total assets	$1,527,942	$1,366,280

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$163,883	$162,305
Unpresented checks net of bank balance	18,769	21,652
Accrued expenses and other liabilities	46,221	55,941
Gift certificates and credit card reward points	112,112	121,120
Accrued employee compensation and benefits	31,980	60,247
Time deposits	45,159	62,683
Current maturities of long-term debt	27,704	29,049
Income taxes payable and deferred income taxes	11,235	35,471
Total current liabilities	457,063	548,468

LONG-TERM LIABILITIES	410,040	177,959

STOCKHOLDERS’ EQUITY	660,839	639,853

Total liabilities and stockholders’ equity	$1,527,942	$1,366,280

CABELA'S INCORPORATED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Dollar Amounts in Thousands Except Per Share and Share Amounts) (Unaudited)
	Three months ended		Six months ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
REVENUE:
Merchandise sales	$346,458	$294,086	$720,672	$621,958
Financial services revenue	33,020	27,357	61,554	47,895
Other revenue	7,785	22,429	9,842	24,608
Total revenue	387,263	343,872	792,068	694,461

COST OF REVENUE:
Cost of merchandise sales	226,449	188,848	468,332	402,217
Cost of other revenue	3,070	19,864	3,476	19,856
Total cost of revenue (exclusive of depreciation and amortization)	229,519	208,712	471,808	422,073

GROSS PROFIT	157,744	135,160	320,260	272,388
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	143,199	126,338	291,512	252,543
OPERATING INCOME	14,545	8,822	28,748	19,845

OTHER INCOME (EXPENSE):
Interest income	936	16	1,337	450
Interest expense	(4,791)	(2,435)	(8,135)	(4,505)
Other income, net	2,623	2,939	5,600	5,612
	(1,232)	520	(1,198)	1,557

INCOME BEFORE PROVISION FOR INCOME TAXES	13,313	9,342	27,550	21,402

INCOME TAX EXPENSE	4,957	3,326	10,111	7,619

NET INCOME	$8,356	$6,016	$17,439	$13,783

EARNINGS PER SHARE:
Basic	$0.13	$0.09	$0.27	$0.21

Diluted	$0.13	$0.09	$0.26	$0.21

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,201,266	64,648,768	65,135,553	64,618,424

Diluted	66,401,158	66,267,571	66,422,914	66,282,574

Segment Information	Three months ended		Six months ended
(Dollars in thousands)	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Direct revenue	$195,009	$184,453	$423,880	$415,192
Retail revenue	151,449	109,633	296,792	206,766
Financial services revenue	33,020	27,357	61,554	47,895
Other revenue	7,785	22,429	9,842	24,608
Total revenue	$387,263	$343,872	$792,068	$694,461

Direct operating income	$28,689	$29,657	$61,693	$61,007
Retail operating income	16,504	9,387	29,240	16,143
Financial services operating income	7,091	5,444	14,126	10,662
Other operating income (loss)	(37,739)	(35,666)	(76,311)	(67,967)
Total operating income	$14,545	$8,822	$28,748	$19,845

As a Percentage of Total Revenue:
Direct revenue	50.4%	53.6%	53.5%	59.8%
Retail revenue	39.1%	31.9%	37.5%	29.8%
Financial services revenue	8.5%	8.0%	7.8%	6.9%
Other revenue	2.0%	6.5%	1.2%	3.5%
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Direct operating income	14.7%	16.1%	14.6%	14.7%
Retail operating income	10.9%	8.6%	9.9%	7.8%
Financial services operating income	21.5%	19.9%	22.9%	22.3%
Total operating income (1)	3.8%	2.6%	3.6%	2.9%

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a GAAP basis. For credit card loans securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

	Three months ended		Six months ended
Financial Services Revenue as reported in the Financial Statements:	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Interest and fee income	$4,503	$4,445	$10,988	$8,550

Interest expense	(1,174)	(790)	(2,301)	(1,613)
Net interest income	3,329	3,655	8,687	6,937

Non-interest income:
Securitization income	42,061	33,136	75,780	58,919
Other non-interest income	9,370	7,137	18,081	14,571
Total non-interest income	51,431	40,273	93,861	73,490
Less: Customer reward costs	(21,740)	(16,571)	(40,994)	(32,532)

Financial services revenue	$33,020	$27,357	$61,554	$47,895

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effects of recording the retained interest at fair value. Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue:	Three months ended		Six months ended
(Dollars in thousands except other data)	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Interest income	$33,549	$23,676	$66,463	$46,545
Interchange income, net of customer reward costs	12,889	11,812	23,993	19,123
Other fee income	5,310	4,659	10,473	9,242
Interest expense	(15,300)	(9,338)	(29,327)	(18,021)
Provision for loan losses	(6,050)	(6,138)	(11,912)	(11,473)
Other	2,622	2,686	1,864	2,479
Managed Financial Services revenue	$33,020	$27,357	$61,554	$47,895

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue:
Interest income	10.4%	9.1%	10.4%	9.1%
Interchange income, net of customer reward costs	4.0%	4.6%	3.8%	3.7%
Other fee income	1.6%	1.8%	1.6%	1.8%
Interest expense	(4.7)%	(3.6)%	(4.6)%	(3.5)%
Provision for loan losses	(1.9)%	(2.4)%	(1.9)%	(2.2)%
Other	0.8%	1.0%	0.4%	0.5%
Managed Financial Services revenue	10.2%	10.5%	9.7%	9.4%
Average reported credit card loans	$127,638	$110,695	$125,262	$105,009
Average managed credit card loans	$1,295,131	$1,038,465	$1,274,653	$1,022,452

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